Exhibit (9)(v)

                 FOURTH AMENDMENT OF VOTING TRUST AGREEMENT

     This Fourth Amendment of Voting Trust Agreement (the "Amendment") is for the purpose of amending the Voting Trust Agreement dated the 10th day of December, 1993 (the "Voting Trust") and amended on October 23, 1995, July 2, 1996 and September 20, 1996 and is made and entered into at Salt Lake City, Utah, effective as of the 24th day of September, 1996, by and among fonix Corporation, a Delaware corporation, whose principal place of business is 1225 Eagle Gate Tower, 60 East South Temple, Salt Lake City, Utah 84111 (the "Company"), which is the successor corporation of Phonic Technologies, Inc., a Utah corporation ("PTI"), and the following stockholders in the Company: Stephen
M. Studdert, whose address is 1225 Eagle Gate Tower, 60 East South Temple, Salt Lake City, Utah 84111 ("Studdert"), Thomas A. Murdock, whose address is 1225 Eagle gate Tower, 60 East South Temple, Salt Lake City, Utah 84111 ("Murdock"), Roger D. Dudley, whose address is 1225 Eagle Gate Tower, 60 East South Temple, Salt Lake City, Utah, 84111 ("Dudley"), Beesmark Investments, L.C., a Utah limited liability company ("Beesmark") whose principal place of business is 1361 South 740 East, Orem, Utah 84058; and Studdert Companies Corporation, a Utah corporation, whose principal place of business is 1225 Eagle Gate Tower, 60 East South Temple, Salt Lake City, Utah 84111 ("SCC") (collectively the "Stockholders"), and Thomas A. Murdock, as Trustee, whose address is 1225 Eagle Gate Tower, 60 East South Temple, Salt Lake City, Utah 84111, and his successors in trust (hereinafter called the "Trustee").

                                  RECITALS

     WHEREAS, the Voting Trust was established December 10, 1993, with a termination date of September 30, 1996; and

     WHEREAS, in May of 1994 PTI was merged into a subsidiary of the Company upon which event the Trustee received shares of the Company on behalf of Studdert, Murdock and Dudley; and

     WHEREAS, the Voting Trust was amended on October 23, 1995 to add as shareholder parties thereto SCC and Beesmark, to extend the termination date to September 30, 1999 and in certain substantive respects;

     WHEREAS, the Voting Trust was further amended on July 2, 1996 and September 20, 1996; and

     WHEREAS, the Stockholders presently desire to further amend the Voting Trust as is set forth herein; and

     NOW, THEREFORE, in consideration of the mutual promises herein, the parties hereto hereby agree as follows:

      1. A paragraph 12(c) is added to Section 12 of the Voting Trust, as amended on October 23, 1995, July 2, 1996 and September 20, 1996, which paragraph 12(c) shall read as follows:

            "c.As to any shares deposited into the Voting
          Trust and subsequently pledged by the Trustee pursuant to the authority granted the Trustee by paragraph 10(c), as amended on September 20, 1996, this Agreement shall terminate upon the subsequent foreclosure of any security interest granted by the Trustee in such shares."


      2. The parties hereto direct the Trustee to file a copy of this Fourth Amendment with the principal office of the Company in Salt Lake City, Utah, as directed by Section 1 of the Voting Trust Agreement.

     IN WITNESS WHEREOF, the Company, the Trustee and the Stockholders have signed this Fourth Amendment and have stated the number of shares of capital stock of the Company on deposit with the Trustee, respectively, by them.

     THE COMPANY:

     fonix Corporation


                                       By: /s/ Thomas A. Murdock
                                          -----------------------------------
                                           Thomas A. Murdock, President

Attest:


   /s/ Roger D. Dudley
---------------------------------
 Roger D. Dudley, Secretary



                                       TRUSTEE:


                                         /s/ Thomas A. Murdock
                                       -----------------------------------
                                       Thomas A. Murdock, individually


NUMBER OF SHARES:                       SHAREHOLDERS:


                                         /s/ Stephen M. Studdert
------------------------               ------------------------------------
                                       Stephen M. Studdert, individually



                                         /s/ Thomas A. Murdock
------------------------               ------------------------------------
                                       Thomas A. Murdock, individually


                                         /s/ Roger D. Dudley
------------------------               ------------------------------------
                                       Roger D. Dudley, individually


-------------------------              STUDDERT COMPANIES CORPORATION


                                       By: /s/ Stephen M. Studdert
                                           -------------------------------
                                       Stephen M. Studdert, President

--------------------                   BEESMARK INVESTMENTS, L.C.



                                       By: /s/ Alan C. Ashton
                                          --------------------------------
                                          Alan C. Ashton, Manager